UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In this current report, we refer to:

•	AbitibiBowater Inc. as the “Company”;

•	the Superior Court of Quebec in Canada as the “Canadian Court”;

•

the Company’s and its affiliates’ creditor protection proceedings under chapter 11 of the U.S. Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada), as applicable, as the “creditor protection proceedings”;

•

December 9, 2010, the date on which the Company’s and its affiliates’ plans of reorganization and the corporate reorganization contemplated thereby became effective, as the “emergence date” from the creditor protection proceedings;

•

the chapter 11 debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and the CCAA debtors’ CCAA Plan of Reorganization and Compromise, in each case as amended and including all exhibits and supplements thereto, together as the “plans of reorganization”, and individually as the “chapter 11 plan of reorganization” and the “CCAA plan of reorganization”, respectively; and

•	the United States Bankruptcy Court for the District of Delaware as the “U.S. Court”.

Supplemental Indenture and Senior Secured Notes due 2018

The Company and each of its material wholly-owned U.S. subsidiaries entered into a Supplemental Indenture, dated as of the emergence date, with Wells Fargo Bank, National Association, as trustee and collateral agent, pursuant to which the Company assumed the obligations of ABI Escrow Corporation with respect to $850 million in aggregate principal amount of 10.25% senior secured notes due 2018, or the “notes”, originally issued on October 4, 2010 pursuant to an indenture as of that date, which we refer to, as supplemented, as the “indenture”. ABI Escrow Corporation was a wholly-owned subsidiary of the Company created solely for the purpose of issuing the notes. The notes are and will be guaranteed by the Company’s current and future wholly-owned material U.S. subsidiaries and are secured on a first priority basis, subject to permitted liens, by the capital stock of subsidiaries (limited to 65% of the capital stock in first tier foreign subsidiaries) now owned or acquired in the future by the Company and the guarantors and substantially all of the Company’s and the guarantors’ assets (other than certain excluded assets and assets that are first priority collateral in respect of the ABL credit agreement (as described below)) now owned or acquired in the future. The notes and the guarantees are also secured on a second priority basis by the collateral granted to the lenders in respect of the ABL credit agreement on a first priority basis, including accounts receivable, inventory and cash deposit and investment accounts.

The terms of the indenture impose certain restrictions, subject to a number of exceptions and qualifications, on the Company and certain of its subsidiaries, including limits on their ability to: incur, assume or guarantee additional indebtedness; issue redeemable stock and preferred stock; pay dividends or make distributions or redeem or repurchase capital stock; prepay, redeem or repurchase certain debt; make loans and investments; incur liens; restrict dividends, loans or asset transfers from its subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries; consolidate or merge with or into, or sell substantially all of its assets to, another person; enter into transactions with affiliates; and enter into new lines of business. The indenture also contains customary events of default.

This summary of the material terms of the indenture is qualified in its entirety by reference to the actual supplemental indenture attached to this current report as exhibit 4.1 and to the indenture filed as exhibit 4.1 with the Company’s current report on October 8, 2010, each of which is incorporated herein by reference.

ABL Credit Agreement

On December 9, 2010, the Company, Bowater Incorporated (“Bowater”) and Abitibi-Consolidated Corp. (collectively, the “U.S. Borrowers”) and AbiBow Canada Inc. (f/k/a Abitibi-Consolidated Inc.) (the “Canadian Borrower” and together with the U.S. Borrowers, the “Borrowers”) entered into an ABL Credit Agreement, which we refer to as the

“credit agreement”, with certain lenders and Citibank, N.A., as administrative agent and collateral agent, or the “agent”. The following summary of the material terms of the credit agreement is qualified in its entirety by reference to the actual credit agreement attached to this current report as Exhibit 10.1 and incorporated herein by reference.

General. The credit agreement provides for an asset based revolving credit facility with an aggregate lender commitment of up to $600 million at any time outstanding, subject to borrowing base availability, including a $20 million swing line sub-facility and a $150 million letter of credit sub-facility. The facility includes a $400 million tranche available to the U.S. Borrowers and the Canadian Borrower and a $200 million tranche available solely to the U.S. Borrowers, in each case subject to the borrowing base availability of those Borrowers. The credit agreement also provides for an uncommitted incremental loan facility of up to $100 million, subject to certain terms and conditions set forth in the credit agreement (if requested by the Borrowers and the lenders agree to fund such increase).

Use of Proceeds. As of December 15, 2010, the Borrowers have no outstanding revolving loans and $42 million outstanding undrawn letters of credit under the facility. In accordance with its stated purpose, the proceeds of the facility can be used by us for, among other things, funding amounts payable under the plans of reorganization and for working capital, capital expenditures, permitted acquisitions and other general corporate purposes.

Reserves. The borrowing base availability of each borrower is subject to certain reserves, which are established by the agent in its discretion. The reserves may include dilution reserves, inventory reserves, rent reserves and any other reserves that the agent determines are necessary and have not already been taken into account in the calculation of the borrowing base. An additional reserve has been established against the borrowing base of the Canadian Borrower until the adoption, by the provincial governments of Quebec and Ontario, of regulations implementing previously-agreed funding relief applicable to contributions toward the solvency deficits in its material Canadian registered pension plans. As a result of this reserve, the borrowing base of the Canadian Borrower will be restricted until such regulations are adopted (expected to be in the first or second quarter of 2011) and as a result, until such time, borrowings under the ABL credit facility will be primarily limited to the borrowing base availability of the U.S. Borrowers.

Borrowing Base. Revolving loan (and letter of credit) availability under the facility is subject to a borrowing base, which at any time is equal to (a) for U.S. Borrowers, the sum of (i) 85% of eligible accounts receivable of the U.S. Borrowers plus (ii) the lesser of 65% of eligible inventory of the U.S. Borrowers or 85% of the net orderly liquidation value of eligible inventory of the U.S. Borrowers, minus reserves established by the agent; and (b) for the Canadian Borrower, the sum of (i) 85% of eligible accounts receivable of the Canadian Borrower plus (ii) the lesser of 65% of eligible inventory of the Canadian Borrower or 85% of the net orderly liquidation value of eligible inventory of the Canadian Borrower, minus reserves established by the agent.

Guarantees. The obligations of the U.S. Borrowers under the credit agreement are guaranteed by each of the other U.S. Borrowers and certain material U.S. subsidiaries of the Company, whom we refer to as “U.S. guarantors”, and secured by first priority liens on and security interests in accounts receivable, inventory and related assets of the U.S. Borrowers and the U.S. guarantors and second priority liens on and security interests in all of the collateral of the U.S. Borrowers and the U.S. guarantors pledged to secure the Company’s notes, as further described above. The obligations of the Canadian Borrower under the credit agreement are guaranteed by each of the other Borrowers, the U.S. guarantors and certain material Canadian subsidiaries of the Company, or the “Canadian guarantors”, and, together with the U.S. guarantors, the “guarantors”, and are secured by first priority liens on and security interests in accounts receivable, inventory and related assets of the Borrowers and the Guarantors and second priority liens on and security interests in all of the collateral of the U.S. Borrowers and the U.S. guarantors pledged to secure the Company’s notes.

Interest. Borrowings under the credit agreement bear interest at a rate equal to, at the Borrower’s option, the base rate, the Canadian prime rate or the Eurodollar rate, in each case plus an applicable margin. The base rate under the credit agreement equals the greater of (i) the agent’s base rate, (ii) the Federal Funds rate plus 0.5%, (iii) the agent’s rate for certificates of deposit having a term of 3 months plus 0.5% or (iv) the Eurodollar rate for a one month interest period plus 1.0%. The initial applicable margin is 2.0% with respect to the base rate and Canadian prime rate borrowings and 3.0% with respect to the Eurodollar borrowings. The applicable margin is subject, in each case, to monthly pricing adjustments based on the average monthly excess availability under the credit facility, with such adjustments commencing after the end of the second full fiscal quarter following the emergence date.

Maturity. December 9, 2014.

Fees. In addition to paying interest on outstanding principal under the facility, the Borrowers are required to pay a fee in respect of committed but unutilized commitments equal to 0.75% per annum initially. Commencing after the end of the second full fiscal quarter following the emergence date, the fee is subject to monthly pricing adjustments based on the unutilized commitment of the facility over the prior month. The Borrowers are required to pay a fee equal to 0.75% per annum when unutilized commitment of the facility is greater than or equal to 50% of the total commitments, and 0.50% per annum when unutilized commitment of the facility is less than 50% of the total commitments. The Borrowers must also pay a fee on outstanding letters of credit under the facility at a rate equal to the applicable margin in respect of Eurodollar borrowings plus a facing fee as agreed to in writing from time to time and certain administrative fees.

Voluntary Prepayments and Commitment Reductions. The Borrowers are able to voluntarily repay outstanding loans and reduce unused commitments, in each case, in whole or in part, at any time without premium or penalty.

Mandatory Prepayments. The Borrowers are required to repay outstanding loans anytime the outstanding loans exceed the maximum availability then in effect. The Borrowers are also required to use net proceeds from certain significant asset sales to repay outstanding loans, but may re-borrow following such prepayments if the conditions to borrowings are met.

Covenants/Events of Defaults. The credit agreement contains customary covenants for asset-based credit agreements of this type, including, among other things: (i) requirements to deliver financial statements, other reports and notices; (ii) restrictions on the existence or incurrence and repayment of indebtedness by the Company and its subsidiaries; (iii) restrictions on the existence or incurrence of liens by the Company and its subsidiaries; (iv) restrictions on the Company and certain of its subsidiaries making certain restricted payments; (v) restrictions on the Company and certain of its subsidiaries making certain investments; (vi) restrictions on certain mergers, consolidations and asset dispositions; (vii) restrictions on transactions with affiliates; (viii) restrictions on amendments or modifications to the Canadian pension and benefit plans; (ix) restrictions on modifications to material indebtedness; and (x) a springing requirement for the Company to maintain a minimum consolidated fixed charge coverage ratio of 1.10:1.00, which is triggered anytime excess availability under the facility falls below 15% of the total commitments then in effect and, following such triggering, remains in place until excess availability returns to above 15% for a period of 40 consecutive days.

Subject to customary grace periods and notice requirements, the credit agreement also contains certain customary events of default, including: (i) failure to make required payments; (ii) failure to comply with certain agreements or covenants; (iii) defaults under certain other indebtedness; (iv) certain events of bankruptcy and insolvency; (v) existence of outstanding judgments in excess of $25 million; (vi) the occurrence of certain material ERISA events; (vii) the termination or any other event with any Canadian pension plan that could reasonably be expected to have a material adverse effect; and (viii) the occurrence of a change in control, as defined therein.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Prepetition Notes

As of the emergence date, pursuant to the plans of reorganization, all outstanding obligations of the Company and its debtor affiliates, as the case may be, under the following indebtedness were discharged and the indentures governing the obligations and all other related agreements, supplements, amendments and arrangements were canceled:

•

6.50% Notes due June 15, 2013 issued by Bowater pursuant to the Indenture dated as of June 19, 2003, as supplemented, between Bowater, as issuer, and The Bank of New York and its successors and assigns, as indenture trustee.

•

7.875% Senior Notes due August 1, 2009 issued by Abitibi-Consolidated Finance LP (“ACF LP”) pursuant to the Indenture dated as of July 26, 1999, as supplemented, among ACF LP and Abitibi-Consolidated Inc. (“ACI”), as issuers, and The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee.

•

7.95% Notes due November 15, 2011 issued by Bowater Canada Finance Corporation (“BCFC”) pursuant to the Indenture dated as of October 31, 2001, as supplemented, among BCFC, as issuer, Bowater, as guarantor, and Wilmington Trust Company, as successor indenture trustee to The Bank of New York.

•

8% Convertible Notes due April 15, 2013 issued by the Company pursuant to the Indenture dated as of April 1, 2008, as supplemented, among the Company, as issuer, Bowater, as guarantor, and The Law Debenture Trust Company of New York, as successor indenture trustee to The Bank of New York Trust Company, N.A.

•

9.00% Debentures due August 1, 2009 issued by Bowater pursuant to the Indenture dated as of August 1, 1989, as supplemented, between Bowater, as issuer, and Manufacturers Hanover Trust Company and its successors and assigns, as indenture trustee.

•

9.375% Debentures due December 15, 2021 issued by Bowater pursuant to the Indenture dated as of December 1, 1991, as supplemented, between Bowater, as issuer, and Marine Midland Bank, N.A. and its successors and assigns, as indenture trustee.

•

9.50% Debentures due October 15, 2012 issued by Bowater pursuant to the Indenture dated as of October 15, 1992, as supplemented, between Bowater, as issuer, and The Chase Manhattan Bank (National Association) and its successors and assigns, as indenture trustee.

•

10.26% Senior Notes (Series D) due January 15, 2011 issued by Bowater Canadian Forest Products Inc. (“BCFPI”) (f/k/a Canadian Pacific Forest Products Limited) pursuant to the Note Agreement dated as of November 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto.

•

10.50% Senior Notes (Series B) due June 15, 2010 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the Note Agreement dated as of June 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto.

•

10.60% Senior Notes (Series C) due January 15, 2011 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the Note Agreement dated as of November 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto.

•

10.625% Senior Notes (Series A) due June 15, 2010 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the Note Agreement dated as of June 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto.

•

10.85% Debentures due November 30, 2014 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the Indenture dated as of December 12, 1989, as supplemented, between BCFPI (f/k/a Canadian Pacific Forest Products Limited), as issuer, and Computershare Trust Company of Canada, as successor trustee to Montreal Trust Company and its successors and assigns, as indenture trustee.

•

15.50% Senior Notes due July 15, 2010, issued by Abitibi-Consolidated Company of Canada (“ACCC”) pursuant to the Indenture dated as of April 1, 2008, as supplemented, among ACCC, as issuer, each of the guarantors party thereto and the Wilmington Trust Company, as successor indenture trustee to Wells Fargo Bank, National Association.

•

Floating Rate Notes due March 15, 2010 issued by Bowater pursuant to the Senior Indenture dated as of March 17, 2004, as supplemented, among Bowater, as issuer, and the Bank of New York, and its successors and assigns, as indenture trustee.

•	0% Unsecured Notes due 2012 issued by ACCC pursuant to the 0% Unsecured Notes Note Agreement dated as of May 28, 2004 between ACCC, as issuer, and Investissement Québec, as lender.

•

6.00% Senior Notes due June 20, 2013 issued by ACCC pursuant to the Indenture dated as of December 11, 2001, as supplemented, between ACCC, as issuer, and Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee.

•

7.40% Debentures due April 1, 2018 issued by ACI pursuant to the Indenture dated as of April 6, 1998, as supplemented, between ACI, as issuer, and Computershare Trust Company of Canada, as successor trustee to Montreal Trust Company and its successors and assigns, as indenture trustee.

•

7.50% Debentures due April 1, 2028 issued by ACI pursuant to the Indenture dated as of April 6, 1998, as supplemented, between ACI, as issuer, and Computershare Trust Company of Canada, as successor trustee to Montreal Trust Company and its successors and assigns, as indenture trustee.

•

7.75% Notes due June 15, 2011 issued by ACCC pursuant to the Indenture dated as of June 15, 2004, as supplemented, among ACCC, as issuer, and Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee.

•

8.375% Senior Notes due April 1, 2015 issued by ACCC pursuant to the Indenture dated as of December 11, 2001, as supplemented, between ACCC, as issuer, and Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee.

•

8.50% Debentures due August 1, 2029 issued by ACI pursuant to the Indenture dated as of July 26, 1999, as supplemented, between ACI and ACF LP, as issuers, and Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee.

•

8.55% Senior Notes due August 1, 2010 issued by ACI pursuant to the Indenture dated as of July 26, 1999, as supplemented, between ACI and ACF LP, as issuers, and Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee.

•

8.85% Debentures due April 1, 2030 issued by ACI pursuant to the Indenture dated as of July 26, 1999, as supplemented, between ACI and ACF LP, as issuers, and Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee.

As of the emergence date, pursuant to the plans of reorganization, all outstanding obligations of the Company and its debtor affiliates, as the case may be, under the following indebtedness were paid in full in cash and discharged and the indentures governing such obligations were canceled:

•

13.75% Senior Secured Notes due April 1, 2011 issued by ACCC pursuant to the Indenture dated as of April 1, 2008, as supplemented, among ACCC, as issuer, each of the guarantors party thereto and U.S. Bank, National Association, and its successors and assigns, as successor indenture trustee.

Industrial Revenue Bonds

As of the emergence date, pursuant to the plans of reorganization, all outstanding obligations of the Company and its debtor affiliates, as the case may be, under the following indebtedness were discharged and the indentures governing such obligations were canceled:

•

Pollution Control Facilities Revenue Refunding Bonds, Series 1991A (Bowater Incorporated Project) due January 1, 2010 pursuant to the Trust Indenture dated as of March 1, 1991, as supplemented, between York County, South Carolina, as issuer, and Third National Bank in Nashville and its successors and assigns, as indenture trustee.

•

Solid Waste Recycling Facilities Revenue Bonds, Series 1992 (Calhoun Newsprint Company Project – Bowater Incorporated as Obligor) due December 1, 2022 pursuant to the Trust Indenture dated as of December 1, 1992, as supplemented, between The Industrial Development Board of the County of McMinn, as issuer, and Third National Bank in Nashville and its successors and assigns, as indenture trustee.

•

Pollution Control Revenue Bonds, Series 1991 (Calhoun Newsprint Company – Bowater Incorporated as Obligor) due March 1, 2016 issued pursuant to the Indenture dated as of March 1, 1991, as supplemented, between The Industrial Development Board of the County of McMinn, as issuer, and Third National Bank in Nashville and its successors and assigns, as indenture trustee.

•

Solid Waste Recycling Facilities Revenue Bonds, Series 1992 (Great Northern Paper, Inc. Project – Bowater Incorporated as Obligor) due October 1, 2022 issued pursuant to the Trust Indenture dated as of October 1, 1992, as supplemented, between Finance Authority of Maine, as issuer, and Casco Northern Bank, N.A. and its successors and assigns, as indenture trustee.

Pursuant to the plans of reorganization, all outstanding obligations of the Company and its debtor affiliates under the following indebtedness are to be paid in full in cash as of the emergence date, canceled and discharged and the indentures governing such obligations were canceled:

•

Tax-Exempt Adjustable Mode Solid Waste Disposal Facilities Revenue Bonds (Bowater Incorporated Project) Series 1999 due June 1, 2029 issued pursuant to the Trust Indenture dated as of June 1, 1999, as supplemented, between The Industrial Development Board of the County of McMinn, as issuer, and First-Citizens Bank & Trust Company, and its successors and assigns, as indenture trustee.

Bowater DIP Credit Agreement

As of the emergence date, pursuant to the plans of reorganization, all amounts outstanding under that certain Senior Secured Superpriority Debtor in Possession Credit Agreement, dated as of April 21, 2009 (as amended, modified, or supplemented from time to time), by and among the Company, Bowater and BCFPI, as borrowers, the Debtors signatory thereto, as guarantors, the lenders from time to time party thereto, the agents party thereto and Law Debenture Trust Company of New York, in its capacity as successor administrative agent and successor collateral agent, were paid in full in cash and the agreement was canceled and terminated, including all other related agreements, supplements, amendments and arrangements.

ULC DIP Facility

As of the emergence date, pursuant to the plans of reorganization, that certain Super Priority Debtor-In-Possession Credit Facility, dated December 9, 2009 (as amended, modified, or supplemented from time to time), by and among ACI and 3239432 Nova Scotia Company, a wholly-owned subsidiary of ACCC, which is an intercompany facility that was created upon the sale of Manicouagan Power Company and was funded by a portion of the sale proceeds, was canceled and terminated, including and all other related agreements, supplements, amendments and arrangements.

ACI and Donohue Accounts Receivable Securitization Program

As of the emergence date, pursuant to the plans of reorganization, all outstanding receivable interests sold under the ACI and Donohue Corp. (a wholly-owned subsidiary of the Company) accounts receivable securitization program were repurchased in cash for a price equal to the par amount thereof and the Second Amended and Restated Receivables Purchase Agreement, dated as of June 16, 2009 among ACI and certain of its affiliates and Citibank, N.A. as agent was canceled and terminated, including and all other related agreements, supplements, amendments and arrangements.

Prepetition Secured Credit Facilities

As of the emergence date, pursuant to the plans of reorganization, all amounts outstanding under the Bowater pre-petition secured bank credit facilities, which consist of separate credit agreements entered into by Bowater and BCFPI, including (i) the Credit Agreement dated as of May 31, 2006 (as amended, supplemented, restated, or otherwise modified from time to time) by and among Bowater, Bowater Newsprint South LLC, certain subsidiaries and affiliates of Bowater and Bowater Newsprint South LLC party thereto, AbitibiBowater Inc., the Lenders and the Canadian Lenders party thereto and Wachovia Bank, National Association, as administrative agent for the Lenders party thereto and (ii) the Credit Agreement dated as of May 31, 2006 by and among BCFPI, Bowater, Bowater Newsprint South LLC, certain subsidiaries and affiliates of Bowater, BCFPI and Bowater Newsprint South LLC party thereto, AbitibiBowater Inc., the Lenders and the U.S. Lenders party thereto and The Bank of Nova Scotia, as administrative agent for the Lenders party thereto, were paid in full in cash, canceled and terminated, including all other related agreements, supplements, amendments and arrangements.

ACCC Term Loan

As of the emergence date, pursuant to the plans of reorganization, all amounts outstanding under the prepetition Credit and Guaranty Agreement, dated as of April 1, 2008 (as may have been amended, supplemented, restated, or otherwise modified from time to time), among ACCC in its capacity as a borrower, certain subsidiaries of the Company as guarantors, the lenders from time-to-time party thereto and Wells Fargo Bank, N.A. (as successor-in-interest to Goldman Sachs Credit Partners L.P., in its capacity as administrative agent and collateral agent) were repaid in full in cash, and the agreement was canceled and terminated, including all other related agreements, supplements, amendments and arrangements.

Equity Interests

As of the emergence date, pursuant to the plans of reorganization, each share of the Company’s common stock and each option, warrant, conversion, privilege or other legal or contractual right to purchase shares of the Company’s common stock, in each case to the extent outstanding immediately before the emergence date, has been canceled, and the holders thereof are not entitled to receive or retain any property on account thereof. Each certificate of designations, agreement, arrangement or similar document related to the foregoing has also been terminated as of the emergence date pursuant to the plans of reorganization.

Benefit Plans and Agreements

As of the emergence date, by operation of the plans of reorganization and except as contemplated thereby and as described below, all obligations of the Company and its affiliates under all employment, consulting, severance pay, termination, executive compensation, incentive compensation, bonus, stock purchase, stock option, phantom stock and other equity-based compensation, change-in-control, retention and salary continuation plans, practice or similar arrangement, including any offer letter, was terminated and deemed rejected or repudiated, as applicable, including the following plans:

•	2008 Equity Incentive Plan and all agreements or arrangements granting awards thereunder

•	Restricted Share Unit Plan and all agreements or arrangements granting awards thereunder

•	Executive Deferred Share Unit Plan and all agreements or arrangements granting awards thereunder

•	Ownership guidelines (March 25, 2008)

•	Deferred Stock Unit Plan – Non-Employee Director and all agreements or arrangements granting awards thereunder

•	Each non-funded, non-qualified and non-registered supplemental retirement plan or benefit

In addition to the management incentive plans described elsewhere in this current report and in the current report the Company filed with the Securities and Exchange Commission on November 30, 2010, the Company has assumed as of the emergence date all its registered or qualified pension and retirement plans, as well as certain ordinary course severance guidelines and non-executive employee compensation and benefit programs, including broad-based health and welfare benefits, ordinary course perquisites, vacation policies, education reimbursement policies and wellness programs.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The descriptions of the supplemental indenture and the credit agreement under Item 1.01 of this current report are incorporated herein by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

Pursuant to the plans of reorganization, on the emergence date, the Company issued an aggregate of 97,134,954 shares of common stock, par value $0.001 per share. Beginning on or about December 17, 2010, these shares will be distributed to unsecured creditors in payment of allowed creditor claims.

Consistent with the confirmation order in respect of the Company’s and its affiliates’ chapter 11 plan of reorganization and applicable law, the Company relied on Section 1145(a)(1) of the U.S. Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), the issuance of its new shares of common stock and their eventual distribution to unsecured creditors. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•

the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property.

The Company also reserved 9,020,960 shares of common stock for future issuance to the Company’s management and directors pursuant to the 2010 Long-Term Equity Incentive Plan, as further described below. Additional information on the grants to key employees and directors is set forth under Item 5.02 of this current report and is incorporated herein by reference.

ITEM 3.03.	MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS

The information under Items 1.02 and 5.03 of this current report is incorporated herein by reference.

ITEM 5.01.	CHANGES IN CONTROL OF REGISTRANT

As of the emergence date, pursuant to the plans of reorganization, each share of the Company’s common stock and each option, warrant, conversion, privilege or other legal or contractual right to purchase shares of the Company’s common stock, in each case to the extent outstanding immediately before the emergence date, has been canceled, and the holders thereof are not entitled to receive or retain any property on account thereof. In addition, as discussed in Item 5.02 of this current report, the composition of the Company’s board of directors as of the emergence date is substantially different than the composition of the board immediately before the emergence date.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure and Appointment of Directors

As contemplated by the plans of reorganization, the Company impaneled a new board of directors as of the emergence date. The members of the new board include Richard B. Evans, the board’s current chair, David J. Paterson, president, chief executive officer and director, and current directors Richard Garneau and Paul Rivett. The other members of the board are: Pierre Dupuis, Richard Falconer, Jeffrey Hearn, Sarah Nash, Alain Rhéaume, Michael Rousseau and David Wilkins. Mr. Evans will continue in his capacity as non-executive chairman. Pursuant to the plans of reorganization, each of the Company’s directors serving up to the emergence date have resigned and their term of office automatically expired as of the emergence date. As such, the following persons ceased to serve on the board as of that time: John Q. Anderson, Jacques Bougie, O.C., William E. Davis, Ruth R. Harkin, Lise Lachapelle, Gary J. Lukassen, John A. Rolls, and Hon. Togo D. West, Jr.

Committees of the Board of Directors

The committees of the Company’s board consist of (i) an audit committee, (ii) a human resources and compensation/nominating and governance committee, (iii) an environmental health and safety committee and (iv) a finance committee.

The Company’s board appointed Alain Rhéaume (chair), Pierre Dupuis, Richard Garneau, Sarah Nash and Michael Rousseau as the initial members of the audit committee.

The Company’s board appointed Sarah Nash (chair), Pierre Dupuis, Jeff Hearn, Paul C. Rivett and David H. Wilkins as the initial members of the human resources and compensation/nominating and governance committee.

The Company’s board appointed Jeff Hearn (chair), Richard Garneau, David H. Wilkins and Richard D. Falconer as the initial members of the environmental health and safety committee.

The Company’s board appointed Richard D. Falconer (chair), Alain Rhéaume, Paul C. Rivett and Michael Rousseau as the initial members of the finance committee.

Compensation Arrangements

Emergence Date Grants to Named Executive Officers

On the emergence date, the Company approved prospective grants of stock options and restricted stock units, or “RSUs”, under the 2010 AbitibiBowater Inc. Equity Incentive Plan (the “2010 LTIP”) to selected participants, including to certain of its named executive officers determined as of December 31, 2009 in accordance with Item 402(a)(3) of Regulation S-K. We refer to these grants as the “emergence date grants”.

Emergence date grants to William G. Harvey, executive vice president and chief financial officer, Alain Grandmont, executive vice president, human resources and supply chain, Pierre Rougeau, executive vice president, paper operations and sales and Jacques P. Vachon, senior vice president, corporate affairs and chief legal officer, are valued at $451,563, $451,563, $478,125 and $361,250, respectively. The emergence date grant for each named executive officer will consist of:

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(i) a grant of options to purchase the number of shares of the Company’s common stock determined by dividing (A) 75% of his award value by (B) the Black-Scholes value of an option to purchase one new share of common stock, as determined by the Company. The value of an option will reflect an exercise price equal to the arithmetic mean of the per-share closing trading price of the shares of Company’s common stock for trading days that occur within the thirty (30) calendar day period commencing on the date the common stock is officially listed or quoted for trading on the New York Stock Exchange, or “NYSE”, and

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(ii) a grant of RSUs with respect to a number of shares of the Company’s common stock determined by dividing (A) 25% of his award value by (B) the average trading price on the NYSE, as determined above.

The emergence date grants will vest twenty-five percent (25%) on each of the first four anniversaries of the emergence date, subject to a participant’s continued employment with the Company and customary conditions for accelerated vesting or forfeiture upon the occurrence of certain employment-related events.

Restructuring Recognition Awards

On the emergence date, the Company approved one-time cash emergence recognition awards, established to recognize actions and initiatives implemented by employees leading to emergence from the creditor protection proceedings. These restructuring recognition awards were granted to approximately forty (40) employees, including each named executive officer, and were measured as a percentage of employees’ annual base salaries. Each of Messrs. Paterson, Harvey, Grandmont, Rougeau and Vachon received a cash bonus award in the amount of $765,000, $361,250, $361,250, $382,500 and $289,000, respectively. Each recipient of an award will be required to repay 1/12th of the award for each month during the one year period following the emergence date that such recipient is not employed by the Company, if such recipient either voluntarily resigns from employment or is discharged for cause.

2010 STIP

On the emergence date, the Company ratified and confirmed the performance targets that are required to be met in order to receive bonuses under the Company’s 2010 Short-Term Incentive Plan (the “2010 STIP”). The 2010 STIP provides that selected employees will be eligible to receive payouts of bonuses, expressed as a percentage of their base salaries (after giving effect to the Company-wide salary reduction program), which payout may be as high as 75% of base salary for the Company’s chief executive officer and his direct reports, which includes each named executive officer, if the maximum performance criteria are achieved.

Payout potential for the 2010 STIP is based on operating profit (EBITDA) results for the last six months of 2010, as compared with the EBITDA forecast. The 2010 STIP awards will pay out at 50% of target if operating profit equals $200 million, 100% of target if operating profit equals $273 million, and 150% of target if operating profit equals $346 million. The amounts payable to Messrs. Paterson, Harvey, Grandmont, Rougeau and Vachon, assuming 100% target performance is achieved, is $382,500, $180,625, $180,625, $191,250 and $144,500, respectively.

Director Compensation

On the emergence date, the Company approved a prospective grant under the 2010 LTIP to each non-employee director of stock options with an award value of $100,000, at an exercise price equal to the arithmetic mean of the per-share closing trading price of the shares of Company’s common stock for trading days that occur within the thirty (30) calendar day period commencing on the date the common stock is officially listed or quoted for trading on the NYSE. The underlying number of shares of the Company’s common stock subject to the option grant will be determined by dividing $100,000 by the Black-Scholes value of an option to purchase one new share of the Company’s common stock, as determined by the Company, reflecting the average trading price described above. The option grant will vest twenty-five percent (25%) on each of the first four anniversaries of the emergence date, subject to a recipient’s continued service on the Company’s board and customary conditions for accelerated vesting or forfeiture upon the occurrence of certain events.

On the emergence date, the Company also approved a grant of a $150,000 one-time cash award to the chairman of the board of directors, in recognition of his actions, initiatives and leadership in implementing the Company’s emergence from the creditor protection proceedings.

In addition, on the emergence date, the Company adopted an annual director compensation program, which provides for cash and equity awards on an annual basis as set forth on Exhibit 10.2 to this current report and incorporated herein by reference. The program also sets out a share ownership guideline for directors equal to the value of the annual retainer. The form and timing of the initial annual equity grant is subject in all respects to further determination by the board of directors of the Company.

Supplemental Retirement Plans

Each non funded, non qualified and non registered supplemental retirement plans, or “SERP” maintained by the Company or any of its affiliates was terminated as of the emergence date pursuant to the plans of reorganization. We refer to the terminated SERP plans as the “terminated plans”.

The Company established a defined contribution SERP and a defined benefit SERP effective as of the emergence date pursuant to the plans of reorganization. The benefits provided pursuant to these SERPs will be paid from the Company’s general assets. The following summary of the material terms of the SERPs are qualified in their entirety by reference to the actual SERPs to be filed with the Company’s annual report on Form 10-K.

AbitibiBowater 2010 DC Supplemental Executive Retirement Plan

The AbitibiBowater 2010 DC Supplemental Executive Retirement Plan, or the “DC SERP”, is the primary program under which eligible Canadian and U.S. employees, including each named executive officer, will receive retirement benefits that cannot be received under the Canadian registered and U.S. tax-qualified retirement plans due to limitations imposed by the Canadian Income Tax Act, or the U.S. Internal Revenue Code.

Contributions. Contributions credited to the DC SERP on an eligible employees’ behalf will be determined under the formulas set forth under the Canadian registered and U.S. tax-qualified 401(k) retirement plan in order to make the eligible employee whole due to the limitations placed on contributions and compensation that can be taken into account under these plans. In addition, each calendar year, for the chief executive officer and his direct reports, an employer contribution equal to a percentage of paid annual base salary and paid incentive award will be made. The Company contributes a maximum of 20.5% (22.5% for the chief executive officer) of annual base salary and paid incentive awards to the registered or qualified and supplemental plan.

Reinstated Amounts. Pursuant to the plans of reorganization, the DC SERP reinstates benefits for certain participants that were outstanding under the following terminated retirement plans: AbitibiBowater Inc. Supplemental Retirement Savings Plan, the Defined Contribution Supplemental Retirement Savings Plan for certain Canadian employees, and the Supplemental Defined Contribution Benefit Plan (2003) for Employees of Bowater Canadian Forest Products Inc. and Bowater Mersey Paper Company Limited (sponsored by BCFPI as it relates only to its employees). Benefits will be reinstated for former employees, active employees or beneficiaries as of December 9, 2010 who waived and forfeited any and all claims he had or may have had in the creditor protection proceedings in respect of these prior plans or any other terminated retirement plan as defined in the plans of reorganization. Any amounts reinstated for these former employees or beneficiaries are subject to reductions as required by the plans of reorganization.

Vesting. Canadian participants have a vested right to their credited account balance pursuant to a schedule that provides for 50% vesting under age 55, 70% vesting at age 55, 80% vesting at age 56, 90% vesting at age 57 and 100% at age 58. U.S. participants who are under age 55 with three years of service have a vested right to 50% of their credited account balance. U.S. participants who are age 55 and older have a vested right to 100% of their credited account balance. But in the event a participant dies, becomes disabled (U.S. participants only) or is involuntarily terminated without cause before fully vesting, then he (or his beneficiary in the case of death) will become fully vested. In any event, if a participant is terminated for cause, the entire account balance, whether or not vested, is forfeited. A participant can also forfeit his account balance if he violates customary restrictive covenants of confidentiality, non-competition and non-solicitation.

Distribution. Distribution of vested amounts will occur at the earliest of separation from service, death or, for U.S. participants, disability. Payment will be made in two lump sum installments: after six months following the distribution event and at the one year anniversary. But in the case of death, one lump sum payment of the balance will be made to the participant’s beneficiary.

Defined Benefit Supplemental Executive Retirement Plan

The Canadian Supplemental Executive Retirement Plan, or the “DB SERP”, is solely intended to reinstate the benefits under the Canadian Supplemental Executive Retirement Plan (SERP) for Executive Employees of Abitibi-Consolidated Inc., which was a defined benefit terminated retirement plan. Pursuant to the plans of reorganization, active employees will not earn benefits under the DB SERP for service following emergence as all benefits are frozen. Rather, the DB SERP reinstates benefits for active employees (including some of our named executive officers), former employees and any beneficiary as of December 9, 2010 who waived and forfeited any and all claims he had or may have had in the creditor protection proceedings in respect of the prior plan or any other terminated retirement plan as defined in the plans of reorganization. Amounts reinstated for these former employees and beneficiaries are subject to reductions as required by the plans of reorganization. Payment for former employees and beneficiaries who were receiving payment at the time the Company and its affiliates filed for creditor protection will resume in the same form as they were receiving at the time of the filing. Payment for active employees will generally begin following separation from service and are paid for the life of the employee or joint lives of the employee and spouse.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Pursuant to the plans of reorganization, the Company’s Third Amended and Restated Certificate of Incorporation and its Third Amended and Restated By-laws, each filed with the Delaware secretary of state on December 8, 2010, became effective as of the emergence date. A description of the material provisions of the Company’s certificate of incorporation and by-laws is included in the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission on December 9, 2010, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of these documents, which are listed as Exhibit 3.1 and 3.2 to this report and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Third Amended and Restated Certificate of Incorporation of Abitbibowater Inc. (incorporated by reference to Exhibit 3(i) to the Company’s Form 8-A filed on December 9, 2010)

3.2	Third Amended and Restated By-laws of Abitbibowater Inc. (incorporated by reference to Exhibit 3(ii) to the Company’s Form 8-A filed on December 9, 2010)

4.1	Supplemental Indenture, dated as of December 9, 2010, between Abitbibowater Inc. and Wells Fargo Bank, National Association

10.1

ABL Credit Agreement, dated as of December 9, 2010, among Abitibibowater Inc., Bowater Incorporated, Abitibi-Consolidated Corp., Abitibi-Consolidated Inc., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and Citibank, N.A., as administrative agent and collateral agent

10.2	Director compensation program chart

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ JACQUES P. VACHON
Name:	Jacques P. Vachon
Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

Dated: December 15, 2010

Index of Exhibits

Exhibit Number	Exhibit Description

3.1	Third Amended and Restated Certificate of Incorporation of Abitbibowater Inc. (incorporated by reference to Exhibit 3(i) to the Company’s Form 8-A filed on December 9, 2010)

3.2	Third Amended and Restated By-laws of Abitbibowater Inc. (incorporated by reference to Exhibit 3(ii) to the Company’s Form 8-A filed on December 9, 2010)

4.1	Supplemental Indenture, dated as of December 9, 2010, between Abitbibowater Inc. and Wells Fargo Bank, National Association

10.1

ABL Credit Agreement, dated as of December 9, 2010, among Abitibibowater Inc., Bowater Incorporated, Abitibi-Consolidated Corp., Abitibi-Consolidated Inc., Barclays Bank PLC, JPMorgan Chase Bank, N.A., and Citibank, N.A., as administrative agent and collateral agent

10.2	Director compensation program chart